EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
PRG-Schultz International, Inc.:

     We consent to incorporation by reference in the registration statement on Form S-3 of PRG-Schultz International, Inc. of our report dated February 22, 2002, relating to the consolidated balance sheets of PRG-Schultz International, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, and related financial statement schedule, which report appears in the December 31, 2001 annual report on Form 10-K, of PRG-Schultz International, Inc. and to the reference to our firm under the heading "Experts" in the prospectus. Our reports refer to changes in accounting for revenue recognition in 2000 and 1999.



                                     /s/ KPMG LLP
                                     -------------------------------------------
                                     KPMG LLP



Atlanta, Georgia
April 17, 2002